Exhibit 21.1

                              LIST OF SUBSIDIARIES


1.       American Courier, Inc.
2.       Clayton/National Courier Systems, Inc.
3.       Click Messenger Service, Inc.
4.       Click Messenger Service of N.Y., Inc.
5.       Court Courier Systems, Inc.
6.       National Express Company, Inc.
7.       Olympic Courier Systems, Inc.
8.       Securities Courier Corporation
9.       Silver Star Express, Inc.
10.      SureWay Air Traffic Corporation
11.      Liberty Transfer Acquisition Co., Inc.